As filed with the Securities and Exchange Commission on May 7, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	46-4132761
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan
(Full title of the Plan)

Ronald C. Keating
Chief Executive Officer
Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.01 per share	5,000,000 (1)	$15.16 (2)	$75,800,000.00	$9,838.84

(1)
Represents an additional number of shares of Common Stock, par value $0.01 per share, of Evoqua Water Technologies Corp. (“Common Stock”) being registered that are issuable under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan, as of the date hereof, and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any similar transaction that results in an increase in the number of shares of Common Stock.

(2)
The proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and is based on the average of the high and low prices of shares of Common Stock as reported on the New York Stock Exchange on May 4, 2020.

EXPLANATORY NOTE

At the 2020 annual meeting of the stockholders of Evoqua Water Technologies Corp. (the “Registrant”), the Registrant’s stockholders approved the amendment and restatement of the Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “Equity Incentive Plan”), which provides for grants of equity awards to eligible employees, directors, and consultants or other service providers of the Registrant or its affiliates. The number of shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued pursuant to the Equity Incentive Plan was increased by 5,000,0000 shares of Common Stock. This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 5,000,000 shares of Common Stock authorized for future issuance under the Equity Incentive Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Equity Incentive Plan (Registration No. 333-228988), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2018, including the information contained therein, is hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to Equity Incentive Plan participants as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (Registration No. 001-38272), filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on November 25, 2019, as amended by Form 10-K/A, filed by the Registrant with the Commission under the Exchange Act on December 4, 2019.
(b)The Registrant’s Proxy Statement for the Annual Meeting of Stockholders for the fiscal year ended September 30, 2019, pursuant to Section 14(a) of the Exchange Act, filed by the Registrant with the Commission on January 6, 2020.
(c)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019, filed by the Registrant with the Commission under the Exchange Act on February 4, 2020.
(d)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed by the Registrant with the Commission under the Exchange Act on May 6, 2020.

(e)The Registrant’s Current Reports on Form 8-K filed by the Registrant with the Commission under the Exchange Act on October 3, 2019 (but excluding Item 7.01 and Exhibit 99.1), December 20, 2019, January 7, 2020 (but excluding Item 7.01 and Exhibit 99.1), February 21, 2020, February 24, 2020, March 4, 2020, March 6, 2020, and March 10, 2020.
(f)A description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A (File No. 001-38272) filed by the Registrant with the Commission on October 31, 2017, which incorporates by reference the description of the Common Stock contained in the Registrant’s Prospectus constituting a part of its Registration Statement on Form S-1 (Registration No. 333-220785), first filed by the Registrant with the Commission under the Securities Act on October 3, 2017, including any amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or Item 7.01 of such reports and exhibits furnished in connection therewith) shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Item 4.    Description of Securities
Not applicable.
Item 5.    Interests of Named Experts and Counsel
Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for the Registrant by Fried, Frank, Harris, Shriver & Jacobson LLP.
Item 6.    Indemnification of Directors and Officers
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7.    Exemption from Registration Claimed
Not applicable.

Item 8.    Exhibits

EXHIBIT NO.	DESCRIPTION

3.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on October 17, 2017 (File No. 333-220785)).

3.2
Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on October 17, 2017 (File No. 333-220785)).

4.1
Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on October 17, 2017 (File No. 333-220785)).

4.2
Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q filed on May 6, 2020 (File No. 001-38272)).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*Filed herewith.
Item 9.    Undertakings
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Pittsburgh, Pennsylvania on this 7th day of May, 2020.

EVOQUA WATER TECHNOLOGIES CORP.
By: /s/ BENEDICT J. STAS Benedict J. Stas Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby appoints Ronald C. Keating, Benedict J. Stas and Vincent Grieco and each of them severally, acting alone and without the other, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ RONALD C. KEATING	President and Chief Executive Officer and Director	May 7, 2020
Ronald C. Keating	(Principal Executive Officer)

/s/ BENEDICT J. STAS	Executive Vice President, Chief Financial Officer and Treasurer	May 7, 2020
Benedict J. Stas	(Principal Financial Officer and Principal Accounting Officer)

/s/ MARTIN LAMB	Chairman of the Board and Director	May 7, 2020
Martin Lamb

/s/ NICK BHAMBRI	Director	May 7, 2020
Nick Bhambri

/s/ GARY CAPPELINE	Director	May 7, 2020
Gary Cappeline

/s/ LISA GLATCH	Director	May 7, 2020
Lisa Glatch
/s/ JUDD GREGG	Director	May 7, 2020
Judd Gregg

/s/ BRIAN HOESTEREY	Director	May 7, 2020
Brian Hoesterey

/s/ VINAY KUMAR	Director	May 7, 2020
Vinay Kumar

/s/ LYNN SWANN	Director	May 7, 2020
Lynn Swann

/s/ PETER WILVER	Director	May 7, 2020
Peter Wilver